                                                                    EXHIBIT 99.4

Item 1 to the Covanta Energy Corporation Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS
                   COVANTA ENERGY CORPORATION AND SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                         AND COMPREHENSIVE INCOME (LOSS)

                                                                                               SUCCESSOR          PREDECESSOR
                                                                                           -----------------   -----------------
                                                                                            FOR THE PERIOD      FOR THE PERIOD
                                                                                            MARCH 11, 2004      JANUARY 1, 2004
                                                                                           THROUGH MARCH 31,   THROUGH MARCH 10,
                                                                                                 2004                2004
                                                                                           -----------------   -----------------
(In Thousands of Dollars, Except Per Share Amounts)
Service revenues                                                                           $          25,453   $          89,858
Electricity and steam sales                                                                           13,521              53,307
Construction revenues                                                                                      -                  58
Other revenues-net                                                                                         2                   9
                                                                                           -----------------   -----------------
Total revenues                                                                                        38,976             143,232
                                                                                           -----------------   -----------------
Plant operating expenses                                                                              27,322             100,774
Construction costs                                                                                         -                  73
Depreciation and amortization                                                                          3,495              13,426
Debt service charges-net                                                                               2,237              13,241
Other operating costs and expenses                                                                        12                (209)
Net loss on sale of businesses and equity investments                                                      -                (175)
Selling, general and administrative expenses                                                           1,596               7,597
Other expense-net                                                                                       (198)             (1,924)
                                                                                           -----------------   -----------------
Total costs and expenses                                                                              34,464             132,803
                                                                                           -----------------   -----------------
Equity in income from unconsolidated investments                                                         932               4,817
                                                                                           -----------------   -----------------
Operating income                                                                                       5,444              15,246
Interest expense (net of interest income of $1,147, $935 and $664, respectively, and excluding post-petition contractual interest of $243 and $243 for the  period
   January 1, 2004 through March 10, 2004 and the three months ended
   March 31, 2003, respectively)                                                                      (2,649)             (5,374)
Reorganization items                                                                                       -             (58,282)
Gain on cancellation of pre-petition debt                                                                  -             510,680
Fresh start adjustments                                                                                    -            (214,927)
                                                                                           -----------------   -----------------
Income (loss) from continuing operations before income taxes, minority interests,
   discontinued operations and the cumulative effect of changes in accounting principles               2,795             247,343
Income tax benefit (expense)                                                                          (1,257)           (215,269)
Minority interests                                                                                      (557)             (2,511)
                                                                                           -----------------   -----------------
Income (loss) from continuing operations before discontinued
   operations and change in accounting principles                                                        981              29,563
Gain from discontinued operations (net of income tax expense of $1,439 in 2003)                            -                   -
Cumulative effect of change in accounting principles (net of
   income tax benefit of $5,532 in 2003)                                                                   -                   -
                                                                                           -----------------   -----------------
Net income (loss)                                                                                        981              29,563
                                                                                           -----------------   -----------------
Other comprehensive income (loss), net of income tax:
Foreign currency translation adjustments                                                                 (54)                  -
                                                                                           -----------------   -----------------
Other comprehensive income (loss)                                                                        (54)                  -
                                                                                           -----------------   -----------------
Comprehensive income (loss)                                                                $             927   $          29,563
                                                                                           =================   =================

Basic income (loss) per share:

Income (loss) from continuing operations                                                                      $             0.59
Income (loss) from discontinued operations                                                                                     -
Cumulative effect of change in accounting principle                                                                            -
                                                                                                               -----------------
Net income (loss)                                                                                             $             0.59
                                                                                                               =================
Diluted income (loss) per share:
Income (loss) from continuing operations                                                                      $             0.59
Income (loss) from discontinued operations                                                                                     -
Cumulative effect of change in accounting principle                                                                            -
                                                                                                               -----------------
Net income (loss)                                                                                             $             0.59
                                                                                                               =================


                                                                                           FOR THE THREE
                                                                                           MONTHS ENDED
                                                                                             MARCH 31,
                                                                                               2003
                                                                                           -------------
(In Thousands of Dollars, Except Per Share Amounts)
Service revenues                                                                           $     120,492
Electricity and steam sales                                                                       69,912
Construction revenues                                                                              6,007
Other revenues-net                                                                                     -
                                                                                           -------------
Total revenues                                                                                   196,411
                                                                                           -------------
Plant operating expenses                                                                         126,045
Construction costs                                                                                 5,566
Depreciation and amortization                                                                     18,674
Debt service charges-net                                                                          19,970
Other operating costs and expenses                                                                   136
Net loss on sale of businesses and equity investments                                               (417)
Selling, general and administrative expenses                                                       9,651
Other expense-net                                                                                   (574)
                                                                                           -------------
Total costs and expenses                                                                         179,051
                                                                                           -------------
Equity in income from unconsolidated investments                                                   4,441
                                                                                           -------------
Operating income                                                                                  21,801
Interest expense (net of interest income of $1,147, $935 and $664, respectively, and excluding post-petition contractual interest of $243 and $243 for the  period
   January 1, 2004 through March 10, 2004 and the three months ended
   March 31, 2003, respectively)                                                                 (10,010)
Reorganization items                                                                             (12,194)
Gain on cancellation of pre-petition debt                                                              -
Fresh start adjustments                                                                                -
                                                                                           -------------
Income (loss) from continuing operations before income taxes, minority interests,
   discontinued operations and the cumulative effect of changes in accounting principles            (403)
Income tax benefit (expense)                                                                         186
Minority interests                                                                                (2,564)
                                                                                           -------------
Income (loss) from continuing operations before discontinued
   operations and change in accounting principles                                                 (2,781)
Gain from discontinued operations (net of income tax expense of $1,439 in 2003)                    1,789
Cumulative effect of change in accounting principles (net of
   income tax benefit of $5,532 in 2003)                                                          (8,538)
                                                                                           -------------
Net income (loss)                                                                                 (9,530)
                                                                                           -------------
Other comprehensive income (loss), net of income tax:                                                  -
Foreign currency translation adjustments                                                             807
                                                                                           -------------
Other comprehensive income (loss)                                                                    807
                                                                                           -------------
Comprehensive income (loss)                                                                $      (8,723)
                                                                                           =============

Basic income (loss) per share:

Income (loss) from continuing operations                                                   $       (0.06)
Income from discontinued operations                                                                 0.04
Cumulative effect of change in accounting principles                                               (0.17)
                                                                                           -------------
Net income (loss)                                                                          $       (0.19)
                                                                                           =============
Diluted income (loss) per share:
Income (loss) from continuing operations                                                   $       (0.06)
Income from discontinued operations                                                                 0.04
Cumulative effect of change in accounting principles                                               (0.17)
                                                                                           -------------
Net income (loss)                                                                          $       (0.19)
                                                                                           =============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   COVANTA ENERGY CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                               SUCCESSOR         PREDECESSOR
                                                                             MARCH 31, 2004   DECEMBER 31, 2003
                                                                             --------------   -----------------
(In Thousands of Dollars, Except Share and Per Share Amounts)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                    $       91,953   $         289,424
Restricted funds held in trust                                                      162,370              79,404
Receivables (less allowances of $45 and $27,893, respectively)                      178,596             230,093
Deferred income taxes                                                                 6,538               9,763
Prepaid expenses and other current assets (less allowances of zero
   and $5,000, respectively)                                                         70,511              82,115
                                                                             --------------   -----------------
TOTAL CURRENT ASSETS                                                                509,968             690,799
Property, plant and equipment-net                                                 1,033,584           1,453,354
Restricted funds held in trust                                                      109,415             119,480
Unbilled service and other receivables (less allowances of zero
   and $5,026 respectively)                                                         113,944             125,363
Service and energy contracts (net of accumulated amortization of $1,407)            316,707                  -
Unamortized contract acquisition costs-net                                                -              27,073
Goodwill                                                                             24,470                   -
Other intangible assets-net                                                               -               7,073
Investments in and advances to investees and joint ventures                          68,885             137,374
Other assets                                                                         38,276              53,064
                                                                             --------------   -----------------

TOTAL ASSETS                                                                 $    2,215,249   $       2,613,580
                                                                             ==============   =================
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
CURRENT LIABILITIES:
Current portion of long-term debt                                            $        9,631   $           9,492
Current portion of project debt                                                      94,134              99,216
Accounts payable                                                                     23,186              23,584
Federal income tax payable                                                            1,301                   -
Accrued expenses                                                                    184,635             208,342
Deferred revenue                                                                     35,040              37,431
                                                                             --------------   -----------------
TOTAL CURRENT LIABILITIES                                                           347,927             378,065
Long-term debt                                                                      337,775               2,150
Project debt                                                                        847,003             933,185
Deferred income taxes                                                               311,034             195,059
Deferred revenue                                                                    127,177             129,304
Other liabilities                                                                   124,349              78,358
Liabilities subject to compromise                                                         -             956,095
                                                                             --------------   -----------------
TOTAL LIABILITIES                                                                 2,095,265           2,672,216
                                                                             --------------   -----------------

MINORITY INTERESTS                                                                   71,532              69,398
                                                                             --------------   -----------------
SHAREHOLDERS' EQUITY (DEFICIT):
Successor common stock, par value $0.01 per share authorized, 200 shares,
   200 shares issued and outstanding as of March 31, 2004                                 -                   -
Predecessor serial cumulative convertible preferred stock, par value $1.00 per share, authorized, 4,000,000 shares; shares outstanding: 33,049 net
   of treasury shares of 29,820                                                           -                  33
Predecessor common stock, par value $.50 per share; authorized, 80,000,000
   shares; outstanding: 49,824,251 net of treasury shares of 4,125,350                    -              24,912
Capital surplus                                                                      47,525             188,156
Notes receivable from key employees for common stock issuance                             -                (451)
Retained earnings (deficit)                                                             981            (340,661)
Accumulated other comprehensive loss                                                    (54)                (23)
                                                                             --------------   -----------------

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                 48,452            (128,034)
                                                                             --------------   -----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                         $    2,215,249   $       2,613,580
                                                                             ==============   =================

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   COVANTA ENERGY CORPORATION AND SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                               SUCCESSOR                 PREDECESSOR
                                                                            ----------------   ---------------------------------
                                                                             FOR THE PERIOD     FOR THE PERIOD   FOR THREE MONTHS
                                                                             MARCH 10, 2004    JANUARY 1, 2004     MONTHS ENDED
                                                                            THROUGH MARCH 31,  THROUGH MARCH 10,     MARCH 31,
                                                                                   2004              2004               2003
                                                                             ----------------  -----------------  ----------------
(In Thousands of Dollars)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                            $            981  $          29,563  $         (9,530)
Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided by Operating Activities of Continuing Operations:
    Gain on cancellation of pre-petition debt                                               -           (510,680)                -
    Fresh start adjustments                                                                 -            214,927                 -
    Fresh start tax adjustments                                                             -            214,756                 -
    Loss (gain) from discontinued operations                                                -                  -            (1,789)
    Reorganization items                                                                    -             58,282            12,154
    Payment of reorganization items                                                         -            (49,782)           (2,356)
    Depreciation and amortization                                                       3,495             13,426            18,674
    Deferred income taxes                                                                   -                 (7)              228
    Provision for doubtful accounts                                                        46                852             1,071
    Equity in income from unconsolidated investments                                     (932)            (4,817)           (4,441)
    Cumulative effect of change in accounting principles, net of income taxes               -                  -             8,538
    Other                                                                                (754)             2,268               942
Management of Operating Assets and Liabilities:
  Decrease (Increase) in Assets:
    Receivables                                                                         7,959              5,406            10,580
    Other assets                                                                        5,336            (17,705)              939
  Increase (Decrease) in Liabilities:
    Accounts payable                                                                     (385)             3,853             2,133
    Accrued expenses                                                                  (23,248)            17,730           (10,740)
    Deferred income                                                                      (167)               229             (237)
    Other liabilities                                                                  (2,880)             1,437            (8,373)
                                                                             ----------------  -----------------  ----------------
Net cash provided by operating activities
     of continuing operations                                                         (10,549)           (20,262)           17,793
                                                                             ----------------  -----------------  ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of businesses                                                        -                  -               417
    Proceeds from sale of property, plant, and equipment                                    -                 86               286
    Proceeds from sale of investment                                                        -                  -               267
    Proceeds from sale of marketable securities                                             -                 87                 -
    Investments in facilities                                                          (1,224)            (4,192)           (5,600)
    Other capital expenditures                                                              -                  -               (28)
    Distributions from investees and joint ventures                                       632              6,401                 -
    Increase in investments in and advances to investees and joint ventures                 -               (279)                -
                                                                             ----------------  -----------------  ----------------
Net cash provided by (used in) investing activities of continuing
    operations                                                                           (592)             2,103            (4,658)
                                                                             ----------------  -----------------  ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings for facilities                                                               -                  -             3,584
    New borrowings                                                                          -                  -             3,990
    Decrease (increase) in restricted funds held in trust                               8,210            (96,677)          (11,303)
    Payment of debt                                                                      (175)           (28,089)          (33,849)
    Distributions to secured lenders and 9.25% holders                                      -            (80,507)                -
    Proceeds from issuance of stock                                                         -             29,825                 -
    Distribution to minority partners                                                    (428)              (530)                -
    Proceeds from sale of minority interests                                                -                175                 -
    Proceeds from issuance of equity interest                                              25                  -                 -
                                                                             ----------------  -----------------  ----------------
Net cash used in financing activities of continuing operations                          7,632           (175,803)          (37,578)
                                                                             ----------------  -----------------  ----------------
Net cash provided by discontinued operations                                                -                  -             8,925
                                                                             ----------------  -----------------  ----------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (3,509)          (193,962)          (15,518)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       95,462            289,424           115,815
                                                                             ----------------  -----------------  ----------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $         91,953  $          95,462  $        100,297
                                                                             ================  =================  ================
SUPPLEMENTAL INFORMATION
Cash paid for interest                                                       $            804  $          12,647  $         18,257
                                                                             ================  =================  ================
Cash paid for taxes                                                          $          1,696  $           1,518  $          1,747
                                                                             ================  =================  ================

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COVANTA ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION:

The accompanying unaudited Condensed Consolidated Financial Statements ("Financial Statements") include the accounts of Covanta Energy Corporation and its subsidiaries (together, "Covanta" or the "Company"). The financial statements presented reflect the reorganization under which Covanta became a wholly-owned subsidiary of Danielson Holding Corporation ("Danielson") as of March 10, 2004.

Accordingly, the Financial Statements for the first quarter of 2004 reflect both fresh start accounting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") and business combination accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations" and Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". References in these Financial Statements to the "Predecessor" refer to the Company prior to March 10, 2004. References to the "Successor" refer to the Company on and after March 10, 2004 after giving effect to the application of fresh start reporting. Separate statements of consolidated operations and cash flows are presented for the Predecessor company for the period January 1, 2004 to March 10, 2004 (the date of Reorganization) and for the Successor company for the period from March 11, 2004 through March 31, 2004.

The accompanying unaudited Financial Statements have been prepared in accordance with the instructions to Form 10-Q. As permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"), the Financial Statements contain certain condensed financial information and exclude certain footnote disclosures normally included in audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, the accompanying Financial Statements contain all adjustments, including normal recurring accruals, necessary to fairly present the accompanying financial statements. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include management's estimated useful lives of long-lived assets, allowances for doubtful accounts receivable, and liabilities for workers compensation, severance, and certain litigation.

Covanta is engaged in developing, constructing, owning and operating for others, key infrastructure for the conversion of waste-to-energy, independent power production and the treatment of water and wastewater in the United States and abroad. Companies in which Covanta has equity investments of 20% to 50% are accounted for using the equity method since Covanta has the ability to exercise significant influence over their operations. Those companies in which Covanta owns less than 20% are accounted for using the cost method. Six of the Company's subsidiaries have not reorganized or filed a liquidation plan under Chapter 11 of the United States Bankruptcy Code. While Covanta exercises significant influence over the operating and financial policies of those subsidiaries, those six subsidiaries will continue to operate as debtors in possession in the Chapter 11 Cases. Because any plan of reorganization or liquidation relating to these debtors would have to be approved by the Bankruptcy Court, and possibly their respective creditors, the Company does not control these debtors or the ultimate outcome of their respective Chapter 11 Cases. Accordingly, effective with the reorganization applicable accounting rules require that Covanta no longer include those six subsidiaries as consolidated subsidiaries in its financial statements. Covanta's investment in these six subsidiaries are recorded using the equity method effective as of March 10, 2004.

All intercompany transactions and balances among consolidated entities have been eliminated.

2.    REORGANIZATION:

On March 10, 2004 ("the Effective Date"), the Company consummated a plan of reorganization and, emerged from its reorganization proceeding under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). As a result of the consummation of the plan, Covanta is a wholly-owned subsidiary of Danielson Holding Corporation, a Delaware corporation ("Danielson"). The Chapter 11 proceedings commenced on April 1, 2002 (the "First Petition Date"), when Covanta and most of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). All of the bankruptcy cases (the "Chapter 11 Cases") were jointly administered. During the Chapter 11 Cases, Covanta and its subsidiaries which were part of the Chapter 11 Cases (the "Debtors") operated their business as debtors-in-possession pursuant to the Bankruptcy Code. International operations and certain other subsidiaries and joint venture partnerships were not included in the bankruptcy filings.

The Financial Statements of the Predecessor through March 10, 2004 (the "Stub Period") were prepared in accordance with SOP 90-7. Accordingly, all pre-petition liabilities believed to be subject to compromise were segregated in the Condensed Consolidated Balance Sheet and classified as Liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not believed to be subject to compromise were separately classified as current and non-current, as appropriate. Revenues, expenses (including professional fees relating to the bankruptcy proceeding), realized gains and losses, and provisions for losses resulting from the reorganization were reported separately as Reorganization items. Also, interest expense was accrued during the Chapter 11 Cases only to the extent that it was to be paid. Cash used for reorganization items is disclosed separately in the Condensed Consolidated Statements of Cash Flows.

Prior to the Effective Date of the Company's Reorganization Plan, the Debtors acted as debtors-in-possession and were authorized to continue to operate as an ongoing business, but could not engage in transactions outside the ordinary course of business without the approval of the Bankruptcy Court. The Debtors obtained numerous orders from the Bankruptcy Court that were intended to enable the Debtors to operate in the normal course of business during the Chapter 11 Cases. Among other things, these orders authorized: (i) the retention of professionals to represent and assist the Debtors in the Chapter 11 Cases, (ii) the use and operation of the Debtors' consolidated cash management system during the Chapter 11 Cases in substantially the same manner as it was operated prior to the commencement of the Chapter 11 Cases, (iii) the payment of pre-petition employee salaries, wages, health and welfare benefits, retirement benefits and other employee obligations, (iv) the payment of pre-petition obligations to certain critical vendors to aid the Debtors in maintaining the operation of their businesses, (v) the use of cash collateral and the grant of adequate protection to creditors in connection with such use, (vi) the adoption of certain employee benefit plans, and (vii) the obtaining of post-petition financing.

Pursuant to the Bankruptcy Code, pre-petition obligations of the Debtors, including obligations under debt instruments, generally could not be enforced against the Debtors, and any actions to collect pre-petition indebtedness were automatically stayed, unless the stay was lifted by the Bankruptcy Court. The obligations of, and the ultimate payments by, the Debtors under pre-petition commitments were substantially altered in the course of the Chapter 11 cases. This resulted in claims being satisfied in the Chapter 11 Cases at less than their face value or being paid other than in cash. However, as authorized by the Bankruptcy Court, debt service continued to be paid on the Company's project debt throughout the Chapter 11 Case.

With respect to post-petition financing, the Debtors entered into a debtor-in-possession credit facility (the "DIP Facility") as of April 1, 2002, which was approved by final order of the Bankruptcy Court on May 15, 2002. The DIP Facility was replaced with new credit and letter of credit facilities as of March 10, 2004 and is no longer in effect.

Over the course of the Chapter 11 Cases, the Company held discussions with the Official Committee of Unsecured Creditors (the "Creditors Committee"), representatives of certain of the Company's pre-petition bank lenders and other lenders (the "DIP Lenders" and together with the Company's pre-petition bank lenders, the "Secured Bank Lenders") under the DIP Facility and the holders of the 9.25% Debentures with respect to possible capital and debt structures for the Debtors and the formulation of a plan of reorganization.

On December 2, 2003, Covanta and Danielson entered into an Investment and Purchase Agreement (as amended, the "DHC Agreement"). The DHC Agreement provided for:

- Danielson to purchase 100% of the equity in Covanta for approximately $30 million as part of a plan of reorganization (the "DHC Transaction");

- agreement as to new revolving credit and letter of credit facilities for the Company's domestic and international operations, provided by certain of the Secured Bank Lenders and a group of additional lenders organized by Danielson; and

- execution and consummation of the Tax Sharing Agreement between Danielson and Covanta (the "Tax Sharing Agreement"), pursuant to which (a) Covanta (exclusive of its international holding company), will file a consolidated tax return with Danielson, and (b) Danielson will make a portion of its net operating loss tax carry-forwards ("NOLs") available to Covanta for purposes of Covanta's calculation for its portion of the consolidated tax liability it pays to Danielson.

On March 5, 2004, the Bankruptcy Court entered an order confirming the Company's plan of reorganization premised on the DHC Transaction (the "Reorganization Plan") and liquidation for certain of those Debtors involved in non-core businesses (the "Liquidation Plan"). On March 10, 2004 both plans were effected upon the consummation of the DHC Transaction (the plans of reorganization and liquidation collectively, the "Reorganization Plan"). The following is a summary of material provisions of the Reorganization Plan. The Debtors owning or operating the Company's Warren County, New Jersey, Lake County, Florida, and Tampa Bay, Florida projects remain debtors-in-possession (the "Remaining Debtors"), and are not the subject of either plan.

The Reorganization Plan provided for, among other things, the following distributions:

            (i)   Secured Lender and 9.25% Debenture Holder Claims

On account of their allowed secured claims, the Secured Lenders and the 9.25% Debenture holders received, in the aggregate, a distribution consisting of:

- the cash available for distribution after payment by the Company of exit costs necessary to confirm the Plans and establishment of required reserves pursuant to the Reorganization Plans,

- new high-yield secured notes issued by Covanta and guaranteed by its subsidiaries (other than Covanta Power International Holdings, Inc. ("CPIH") and its subsidiaries) which are not contractually prohibited from incurring or guaranteeing additional debt (Covanta and such subsidiaries, the "Domestic Borrowers") with a stated maturity of seven years (the "High Yield Notes"), and

-     a term loan of CPIH with a stated maturity of 3 years.

            (ii)  Unsecured Claims against Operating Company Subsidiaries

The holders of allowed unsecured claims against any of the Company's operating subsidiaries received or will receive unsecured notes bearing interest at 7.5% in a principal amount equal to the amount of their allowed unsecured claims with a stated maturity of 8 years (the "Unsecured Notes").

            (iii) Unsecured Claims against Covanta and Holding Company
                  Subsidiaries

The holders of allowed unsecured claims against Covanta or certain of its holding company subsidiaries will receive, in the aggregate, its pro rata share of a distribution consisting of (i) $4 million in principal amount of the 7.5%, 8 year Unsecured Notes, (ii) a participation interest equal to 5% of the first $80 million in net proceeds received in connection with the sale or other disposition of CPIH and its subsidiaries, and (iii) the recoveries, if any, from avoidance actions not waived under the Reorganization Plan that might be brought on behalf of the Debtors' estates. In addition, the holders of such claims are entitled to receive a distribution equal to 12.5% of the value of distributions otherwise payable to the 9.25% Debenture Holders.

            (iv) Subordinated Claims of Holders of Convertible Subordinated Debentures

The holders of Covanta's Convertible Subordinated Debentures did not receive any distribution or retain any property pursuant to the proposed Reorganization Plan. The Convertible Subordinated Debentures were cancelled as of March 10, 2004, the Effective Date of the Reorganization Plan.

            (v)   Equity Interests of Common and Preferred Stockholders

The holders of Covanta's preferred and common stock outstanding immediately before consummation of the DHC Transaction did not receive any distribution or retain any property pursuant to the Reorganization Plan. The preferred stock and common stock was cancelled as of March 10, 2004, the effective date of the Reorganization Plan.

The Reorganization Plan provides for the complete liquidation of those of the Company's subsidiaries that have been designated as liquidating entities. Substantially all of the assets of these liquidating entities have already been sold. Under the Reorganization Plan the creditors of the liquidating entities will not receive any distribution other than those administrative creditors with respect to claims against the liquidating entities that have been incurred in the implementation of the Reorganization Plan and priority claims required to be paid under the Bankruptcy Code.

Covanta had the right during the Chapter 11 Cases, subject to Bankruptcy Court approval and certain other limitations, to assume or reject executory contracts and unexpired leases. As a condition to assuming a contract, the Company was required to cure all existing defaults (including payment defaults). The Company has paid approximately $9 million in cure amounts associated with assumed executory contracts and unexpired leases. Several counterparties have indicated that they believe that actual cure amounts are greater than the amounts specified in the Company's notices, and there can be no assurance that the cure amounts ultimately associated with assumed executory contracts and unexpired leases will not be materially higher than the amounts estimated by the Company.

The Company is in the process of reconciling recorded pre-petition liabilities with proofs of claim filed by creditors with the Bankruptcy Court. The Company expects this process to conclude during 2004. In total, approximately 4,700 proofs of claim in aggregate amount of approximately $13.3 billion have been filed. The Company believes that many of the proofs of claim are invalid, duplicative, untimely, inaccurate or otherwise objectionable. The Company intends to contest claims to the extent they materially exceed the amounts the Company believes may be due. The Company believes the claims resolution process will not result in material liabilities in excess of those recorded in its consolidated financial statements.

DEVELOPMENTS IN PROJECT RESTRUCTURINGS

During the course of the Chapter 11 Cases, the Debtors and certain contract parties reached agreement with respect to material restructuring of their mutual obligations in connection with several waste-to-energy projects. The Debtors were also involved in material disputes and/or litigation with respect to the Warren County, New Jersey and Lake County, Florida waste-to-energy projects and the Tampa Bay water project, which matters remain unresolved. As a result, Covanta's subsidiaries involved in these projects remain in Chapter 11 and are not consolidated in the Company's consolidated financial statements. The Warren County matter is described below; the Lake County and Tampa Bay matters are described in Note 16. The Company expects that the outcome of the issues described below and in Note 16 relating to these projects will not negatively affect its ability to implement its business plan.

      Warren County, New Jersey

The Covanta subsidiary ("Covanta Warren") which operates the Company's waste-to-energy facility in Warren County, New Jersey (the "Warren Facility") and the Pollution Control Financing Authority of Warren County ("Warren Authority") have been engaged in negotiations for an extended time concerning a potential restructuring of the parties' rights and obligations under various agreements related to Covanta Warren's operation of the Warren Facility. Those negotiations were in part precipitated by a 1997 federal court of appeals decision invalidating certain of the State of New Jersey's waste-flow laws, which resulted in significantly reduced revenues for the Warren Facility. Since 1999, the State of New Jersey has been voluntarily making all debt service payments with respect to the project bonds issued to finance construction of the Warren Facility, and Covanta Warren has been operating the Warren Facility pursuant to an agreement with the Warren Authority which modifies the existing Service Agreement.

Although discussions continue, to date Covanta Warren and the Warren Authority have been unable to reach an agreement to restructure the contractual arrangements governing Covanta Warren's operation of the Warren Facility. The Warren Authority has indicated that a consensual restructuring of the parties' contractual arrangements may be possible in 2004. In addition, the Warren Authority has agreed to release approximately $1.2 million being held in escrow to Covanta Warren so that Covanta Warren may perform an environmental retrofit during 2004.

In order to emerge from bankruptcy without uncertainty concerning potential claims against Covanta related to the Warren Facility, Covanta rejected its guarantees of Covanta Warren's obligations relating to the operation and maintenance of the Warren Facility. The Company anticipates that if a restructuring is consummated, reorganized Covanta may at that time issue a new parent guarantee in connection with that restructuring and emergence from bankruptcy.

In the event the parties are unable to timely reach agreement upon and consummate a restructuring of the contractual arrangements governing Covanta Warren's operation of the Warren Facility, the Debtors may, among other things, elect to litigate with counterparties to certain agreements with Covanta Warren, assume or reject one or more executory contracts related to the Warren Facility, attempt to file a plan of reorganization on a non-consensual basis, or liquidate Covanta Warren. In such an event, creditors of Covanta Warren may receive little or no recovery on account of their claims.

REORGANIZATION ITEMS

In accordance with SOP 90-7, the Company has segregated and classified certain income and expenses as reorganization items. The following reorganization items were incurred for the Period January 1, 2004 through March 10, 2004 and the three months ended March 31, 2003, (in Thousands of Dollars):

                                           For the period
                                           January 1, 2004     For the three
                                               through          months ended
                                           March 10, 2004      March 31, 2003
                                           ---------------     --------------
Legal and professional fees                   $   27,562        $     10,240
Severance                                          7,097               1,114
Bank fees related to DIP Credit Facility           1,163                 840
Bankruptcy exit costs                             22,460                   -
                                              ----------        ------------
Total                                         $   58,282        $     12,194
                                              ==========        ============

Legal and professional fees consist of fees related to professionals for work associated with the bankruptcy of the Company.

Bankruptcy exit costs consist primarily of trustee costs, directors and officers liability insurance (covering the period prior to emergence) and administrative expenses.

Pursuant to SOP 90-7, the Company had segregated and classified certain pre-petition obligations as liabilities subject to compromise. Liabilities subject to compromise were recorded at the likely allowed claim amount. The following table sets forth the estimated liabilities of the Company subject to compromise as of December 31, 2003, (in Thousands of Dollars):

                                                 December 31, 2003
                                                 -----------------
Debt                                             $         110,485
Debt under credit arrangement                              125,091
Accounts payable                                            66,117
Other liabilities                                          232,691
Obligations related to the Centre and the Team             182,517
Obligations related to Arrowhead Pond                       90,544
Convertible Subordinated Debentures                        148,650
                                                 -----------------
Total                                            $         956,095
                                                 =================

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fresh-Start accounting requires the selection of appropriate accounting policies for the reorganized Company. The significant accounting policies previously used by the Company will continue to be used by the reorganized Company except for the following:

PROPERTY, PLANT AND EQUIPMENT: As of March 10, 2004, property, plant, and equipment were recorded at its estimated fair market values based upon discounted cash flows using currently available information. For financial reporting purposes, depreciation is calculated by the straight-line method over the estimated remaining useful lives of the assets, which range generally from three years for computer equipment to 41 years for waste-to-energy facilities.

SERVICE AND ENERGY CONTRACTS: As of March 10, 2004, service and energy contracts were recorded at their estimated fair market values based upon discounted cash flows from the service contracts and the "above market" portion of the energy contracts using currently available information. Amortization is calculated by the straight-line method over the estimated life of the agreements. Estimated amortization over the next five years is as follows (in thousands):

2004     $21,346
2005     $28,900
2006     $28,900
2007     $28,900
2008     $26,425

GOODWILL: Goodwill represents the amount by which the Company's fair value of its tangible assets and identified intangible assets less its liabilities exceeds its reorganization value. Pursuant to the provisions of Statement of Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"), goodwill is not amortized, but is subject to annual impairment testing or when indicators of impairment exist.

CONTRACT ACQUISITION COSTS: As of March 10, 2004 contract acquisition costs were recorded at their fair value of zero.

BOND ISSUANCE COSTS: As of March 10, 2004, bond issuance costs were recorded at their fair value of zero. Costs incurred in connection with the issuance of bonds are amortized using the effective interest rate method over the terms of the respective debt issues. Unamortized bond issuance costs are included in Other assets on the Consolidated Balance Sheets.

STOCK OPTIONS

On March 10, 2004, the Company had three stock-based employee compensation plans that were terminated upon emergence from bankruptcy and all outstanding options and restricted stock were cancelled. The Company had accounted for those plans under the recognition and measurement provision of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. No stock-based employee compensation cost is reflected in the 2004 and 2003 net income (loss), as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. No options were granted in 2004 or 2003. Awards under the Company's plans vest over periods ranging from three to five years. Therefore, the cost related to stock-based employee compensation included in the determination of net income
(loss) for 2004 and 2003 is less than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of SFAS No. 123.

The following table summarizes the pro forma impact on net income (loss) and income (loss) per common share for the period January 1, 2004 through March 10, 2004 and for the three months ended March 31, 2003 including the effect on net income (loss) and income (loss) per share if the fair value based method had been applied to all outstanding and unvested awards in each period (in thousands, except per share amounts):

                                                                FOR THE PERIOD             FOR THE THREE
                                                            JANUARY 1, 2004 THROUGH        MONTHS ENDED
                                                                MARCH 10, 2004            MARCH 31, 2003
                                                            -----------------------       --------------
Net income (loss), as reported                              $                29,563       $       (9,530)
Deduct:
SFAS No. 123 total stock based employee
    compensation expense determined under the fair value
    method for all awards, net of related tax effects                          (435)                (744)
                                                            -----------------------       --------------
Pro forma net income (loss)                                 $                29,128       $      (10,274)
                                                            =======================       ==============
Basic income (loss), per share:
Basic - as reported                                         $                  0.59       $        (0.19)
                                                            =======================       ==============
Basic - pro forma                                           $                  0.58       $        (0.21)
                                                            =======================       ==============
Diluted income (loss), per share:
Diluted - as reported                                       $                  0.59       $        (0.19)
                                                            =======================       ==============

Diluted - pro forma                                         $                  0.58       $        (0.21)
                                                            =======================       ==============

NEW ACCOUNTING PRONOUNCEMENTS:

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. FIN No. 46 was revised in December 2003 and is applicable for the Company on January 1, 2004 for interests acquired in variable interest entities prior to February 1, 2003. The Company adopted the provisions of FIN No. 46 without impact on its financial position or results of operations.

RECLASSIFICATION:

Certain prior period amounts, including various revenues and expenses, have been reclassified in the Financial Statements to conform with the current period presentation.

4.    FRESH START AND PURCHASE ACCOUNTING ADJUSTMENTS

The Company's emergence from Chapter 11 proceedings on March 10, 2004 resulted in a new reporting entity and adoption of fresh start accounting as of that date, in accordance with SOP 90-7. The consolidated financial statements as of March 10, 2004, reflect a preliminary allocation of value to the assets and liabilities of the Company in proportion to their relative fair values in conformity with SFAS No. 141. Accordingly, the Company valued its assets and liabilities at fair value. The equity value was based on the purchase price that was paid by DHC. Preliminary fair value determinations of the tangible and intangible assets have been determined by management based on anticipated cash flows using currently available information. The excess of the reorganization value over tangible assets and identifiable intangible assets has been reflected as Goodwill on the Condensed Consolidated Balance Sheet. Management's estimate of the fair value of long term debt was based on the new principal amounts of recourse debt that was part of the reorganized capital structure of the Company upon emergence. The Company has engaged valuation consultants to review its valuation methodology and their work is ongoing.

In accordance with SFAS No. 141, the preliminary allocation of the fresh start values is subject to additional adjustment within one year after emergence from bankruptcy when additional information on asset and liability valuations becomes available. The Company expects that adjustment to recorded fair values may include those relating to:

     o property, plant, and equipment, intangibles, debt, and equity investments, all of which may change based on our consideration of additional analysis by the Company and its valuation consultants;

     o accrued expenses which may change based on identification of final fees and costs associated with emergence from bankruptcy, resolution of disputed claims, and completion of Chapter 11 Cases relating to six debtors remaining in bankruptcy;

     o the final principal amount of the Unsecured Notes (recorded as an estimated principal amount of $36.5 million), which will adjust based upon the resolution of claims of creditors entitled to such notes as distributions; and

     o tax liabilities, which may adjust based upon additional information to be received from taxing authorities.

The following financial information reflects the implementation of the Reorganization Plan and the preliminary adjustments recorded to the Company's assets and liabilities to reflect the discharge of debt and the adoption of fresh start reporting in accordance with SOP 90-7.

Estimated fresh start adjustments and purchase accounting in the Pro Forma Balance Sheet result primarily from the:

            (i)   reduction of property, plant and equipment carrying values;

            (ii) increase in the carrying value of the Company's various operation and maintenance agreements and power purchase agreements;

            (iii) forgiveness of the Company's pre-petition debt;

            (iv) issuance of new common stock and other items in equity and notes pursuant to the Plan;

            (v) payment of various administrative and other claims associated with the Company's emergence from Chapter 11;

            (vi) distribution of cash of $235.5 million to the Company's pre-petition secured lenders and for the payment of exit costs and funding of reserves;

            (vii) deferred tax assets principally related to net operating loss carry-forwards from Danielson's NOLs; and

            (viii) direct costs and expenses related to Danielson's acquisition of Covanta.

These adjustments were based upon the preliminary work of the Company and its valuation consultants, as well as other valuation estimates to determine the relative fair values of the Company's assets and liabilities. The table below reflects preliminary reorganization adjustments for the discharge of indebtedness, issuance of new common stock, issuance of notes, and the fresh start adjustments and the resulting fresh start consolidated balance sheet.

                                                            LIQUIDATING ENTITIES                         PURCHASE
                                                MARCH 10,   AND DECONSOLIDATION      DISCHARGE OF       ACCOUNTING
                                                  2004        OF ENTITIES (A)        INDEBTEDNESS      ADJUSTMENTS
                                               ----------   --------------------   -----------------   ------------
(In Thousands of Dollars)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                      $  149,528   $                877   $    (81,204) (b)   $ 29,825 (f)
Restricted funds held in trust                    177,737                 (4,845)             -               -
Receivables                                       223,835                (22,772)             -               -
Deferred income taxes                               9,763                      -              -               -
Prepaid expenses and other current assets          81,894                 (5,121)             -               -
                                               ----------   --------------------   ------------        --------
TOTAL CURRENT ASSETS                              642,757                (31,861)       (81,204)         29,825
Property, plant and equipment-net               1,444,838                (97,101)             -               -
Restricted funds held in trust                    117,824                 (8,196)             -               -
Unbilled service and other receivables            130,168                (15,035)             -               -
Other intangible assets-net                        33,381                 (3,561)             -               -
Service and energy contracts                            -                      -              -               -
Investments in and advances to investees and
   joint ventures                                 134,656                 56,870              -               -
Other assets and other intangibles                 63,946                   (276)             -               -
Goodwill                                                -                      -              -         (73,995)
                                               ----------   --------------------   ------------        --------
TOTAL ASSETS                                   $2,567,570   $            (99,159)  $    (81,204)       $(44,170)
                                               ==========   ====================   ============        ========
LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES:
CURRENT LIABILITIES:
Current portion of long-term debt                   9,625                      -              -               -
Current portion of project debt                   104,076                (10,070)             -               -
Accounts payable                                   27,437                 (3,235)             -               -
Accrued expenses                                  234,121                 (5,296)             -               -
Deferred income                                    37,660                 (2,453)             -               -
                                               ----------   --------------------   ------------        --------
TOTAL CURRENT LIABILITIES                      $  412,919   $            (21,054)  $          -        $      -
Long-term debt                                      1,261                      -        336,500  (c)          -
Project debt                                      902,442                (71,905)             -               -
Deferred income taxes                             195,164                      -              -         (91,695) (g)
Deferred income                                   127,925                      -              -               -
Other liabilities                                  99,650                      -              -               -
Liabilities subject to compromise                 934,752                 (6,368)      (928,384) (d)          -
                                               ----------   --------------------   ------------        --------
         TOTAL LIABILITIES                     $2,674,113   $            (99,327)  $   (591,884)       $(91,695)
                                               ----------   --------------------   ------------        --------
MINORITY INTERESTS                             $   71,372   $                  -   $          -        $      -
                                               ----------   --------------------   ------------        --------
SHAREHOLDERS' DEFICIT:
Serial cumulative convertible
   preferred stock                             $       33   $                  -   $          -        $      -
Common stock                                       24,912                      -              -               -
Capital surplus                                   188,156                      -              -          47,525  (h)
Deficit                                          (392,095)                    46        510,680  (e)          -
Accumulated other comprehensive income
   (loss)                                           1,079                    122              -               -
                                               ----------   --------------------   ------------        --------
TOTAL SHAREHOLDERS' DEFICIT                    $ (177,915)  $                168   $    510,680        $ 47,525
                                               ----------   --------------------   ------------        --------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT    $2,567,570   $            (99,159)  $    (81,204)       $(44,170)
                                               ==========   ====================   ============        ========


                                                 FRESH START        MARCH 10,
                                                 ADJUSTMENTS         2004
                                               ----------------   -----------
(In Thousands of Dollars)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                      $    (3,564) (i)   $    95,462
Restricted funds held in trust                          39            172,931
Receivables                                        (14,463) (j)       186,600
Deferred income taxes                               (8,475) (k)         1,288
Prepaid expenses and other current assets           (3,131) (i)        73,642
                                               -----------        ------------
TOTAL CURRENT ASSETS                               (29,594)           529,923
Property, plant and equipment-net                 (312,958) (l)     1,034,779
Restricted funds held in trust                      (2,564) (i)       107,064
Unbilled service and other receivables                   -            115,133
Other intangible assets-net                        (29,820) (l)             -
Service and energy contracts                       318,114  (l)       318,114
Investments in and advances to investees and
   joint ventures                                 (122,679) (l)        68,847
Other assets and other intangibles                 (24,971) (m)        38,699
Goodwill                                            98,465             24,470
                                               -----------        -----------
TOTAL ASSETS                                     $(106,008)       $ 2,237,029
                                               ===========        ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES:
CURRENT LIABILITIES:
Current portion of long-term debt                        -              9,625
Current portion of project debt                         25  (n)        94,031
Accounts payable                                      (631)            23,571
Accrued expenses                                   (19,641) (o)       209,184
Deferred income                                          -             35,207
                                               -----------        -----------
TOTAL CURRENT LIABILITIES                      $   (20,247)       $   371,618
Long-term debt                                           -            337,761
Project debt                                        17,114  (p)       847,651
Deferred income taxes                              202,315  (q)       305,784
Deferred income                                          -            127,925
Other liabilities                                   27,743  (r)       127,393
Liabilities subject to compromise                        -                  -
                                               -----------        -----------
         TOTAL LIABILITIES                     $   226,925        $ 2,118,132
                                               -----------        -----------
MINORITY INTERESTS                             $         -        $    71,372
                                               -----------        -----------
SHAREHOLDERS' DEFICIT:
Serial cumulative convertible
   preferred stock                             $       (33) (s)   $         -
Common stock                                       (24,912) (s)             -
Capital surplus                                   (188,156) (s)        47,525
Deficit                                           (118,631) (s)             -
Accumulated other comprehensive income
   (loss)                                           (1,201) (s)             -
                                               -----------        -----------
TOTAL SHAREHOLDERS' DEFICIT                    $  (332,933)       $    47,525
                                               -----------        -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT    $  (106,008)       $ 2,237,029
                                               ===========        ===========

Footnotes to Pro forma Condensed Consolidated Balance Sheet

(a) Pro Forma Balance Sheet excludes Covanta entities which are part of the Liquidating Plan and Covanta entities which remain in Chapter 11 and have been deconsolidated.

(b)   Reflects cash payments to secured creditors paid upon emergence.

(c) Reflects the issuance by Covanta of $205.0 million principal amount of new high yield secured notes, $36.5 million of estimated principal amount of new reorganization plan unsecured notes, and $95.0 million in new CPIH funded debt.

(d) Reflects the discharge of pre-petition indebtedness, except for those related to Warren, Lake and Tampa Bay facilities which remain in bankruptcy and are deconsolidated in the financial statements. These three facilities are part of the emerging entity purchased by Danielson.

(e) Reflects the gain on the extinguishment of the liabilities subject to compromise.

(f)   Reflects cash portion of the purchase price paid by Danielson.

(g) Represents the reduction in net deferred income tax liabilities resulting from recording the income tax benefits arising from the estimated future utilization of Danielson's NOLs.

(h) Danielson's purchase price includes $29.8 million in cash, $6.4 million in expenses and $11.3 million for the estimated fair value of stock purchase rights to be issued to certain of Covanta's pre-petition creditors. Such creditors are expected to purchase up to an additional 3.0 million shares of Danielson common stock at $1.53 per share based upon levels of public participation in the rights offering.

(i) Reflects the write down of the MCI facility assets and liabilities to a fair value of $0.

(j) Reflects a tax receivable of $11.3 million that was fair valued at $0 and the MCI facility receivable of $3.1 million was valued at $0.

(k) Reflects adjustment to fair value of deferred taxes related to allowance for doubtful accounts.

(l) Reflects fresh start adjustments of Covanta's property, plant and equipment, intangibles and investments in joint ventures to an estimated fair value.

(m) Includes $23.5 million write down of pre-paid bond costs to a fair value of $0.

(n) Includes a $10.2 million write down of the current portion of the MCI facility project debt to a fair value of $0 and an increase of $10.5 million for the current portion on the fair market value premium on waste-to-energy project debt.

(o) Includes a write down of $11.0 million in the MCI facility accrued expenses to a fair value of $0, a reduction of $6.0 million to reclassify pension liabilities to long-term liabilities, a back tax liability of $1.3 million and various other adjustments reducing accrued expenses by an additional $1.3 million.

(p) Reflects an $18.3 million write down of the long-term portion of the MCI facility project debt to a fair value of $0 and an increase of $36.1 million for the long-term portion of the fair market value premium on waste-to-energy project debt.

(q) Reflects the change in deferred taxes resulting from the fair valuation of property, plant and equipment and intangibles.

(r) Reflects increase of $15.6 million to true up tax reserves to $22.6 million at emergence, increase of $6.0 million for the reclassification of pension liabilities from current liabilities and an increase of $18.4 million for additional pension liabilities.

(s)   Reflects the zeroing out of old equity accounts.

5.    CREDIT ARRANGEMENTS

The Company entered into the Master Credit Facility as of March 14, 2001. The Master Credit Facility was secured by substantially all of the Company's assets and was scheduled to mature on May 31, 2002 but was not fully discharged by the Debtor-In-Possession Credit Agreement (as amended, the "DIP Facility") discussed below. This, as well as the non-compliance with required financial ratios and possible other items, caused the Company to be in default under its Master Credit Facility. However, as previously discussed, the filing of bankruptcy petitions by the Debtors acted as a stay of enforcement of any remedies under the Master Credit Facility against any Debtor. The Master Credit Facility was discharged upon the effectiveness of the Reorganization Plan (see Note 2).

In connection with the bankruptcy petition, Covanta and most of its subsidiaries entered into the DIP Facility with the DIP Lenders. The DIP Facility was largely for the continuation of existing letters of credit and was secured by all of the Company's domestic assets not subject to liens of others and generally 65% of the stock of its foreign subsidiaries held by domestic subsidiaries. Obligations under the DIP Facility were senior in status to other pre-petition secured claims, and the DIP Facility was the operative debt agreement with the Company's banks. All claims relating to the DIP Facility were discharged upon the effectiveness of the Reorganization Plan (see Note 2).

In connection with the effectiveness of the Reorganization Plan and the consummation of the DHC Transaction, the Company emerged from bankruptcy with a new debt structure. Domestic Borrowers have two credit facilities; the First Lien Facility and the Second Lien Facility.

- The First Lien Facility provides commitments for the issuance of letters of credit contractually required in connection with the Detroit waste-to-energy facility. These letters of credit are currently required in the aggregate amount of approximately $138.2 million as of March 31, 2004, and the contractually required amount decreases semi-annually. The First Lien Facility has a term of five years, and requires cash collateral to be posted for issued letters of credit in the event Covanta has cash in excess of specified amounts. Covanta paid a 1% upfront fee (approximately $1.38 million) upon entering into the First Lien Facility, and will pay with respect to each issued letter of credit (i) a fronting fee equal to the greater of $500 or 0.25% per annum of the daily amount available to be drawn under such letter of credit, (ii) a letter of credit fee equal to 2.5% per annum of the daily amount available to be drawn under such letter of credit, and (iii) an annual fee of $1,500.

- The Second Lien Facility provides commitments in the aggregate amount of $118 million, up to $10 million of which shall also be available for cash borrowings on a revolving basis and the balance for letters of credit supporting the Company's domestic and international businesses. This second lien credit facility has a term of five years. The Second Lien Credit facility requires cash collateral to be posted for issued letters of credit in the event Covanta has cash in excess of specified amounts. The revolving loan component of the second lien credit facility bears interest at either (i) 4.5% over a base rate with reference to either the Federal Funds rate of the Federal Reserve System or Bank One's prime rate, or (ii) 6.5% over a formula Eurodollar rate, the applicable rate to be determined by Covanta (increasing by 2% over the then applicable rate in specified default situations). Covanta also paid an upfront fee of $2.36 million upon entering into the second lien credit agreement, and will pay
      (i) a commitment fee equal to 0.5% per annum of the daily calculation of available credit, (ii) an annual agency fee of $30,000, and (iii) with respect to each issued letter of credit an amount equal to 6.5% per annum of the daily amount available to be drawn under such letter of credit. As of March 31, 2004, letters of credit in the approximate aggregate amount of $85.9 million had been issued under the Second Lien Facility, which amount was reduced to $70.9 million as of April 2, 2004, and the Company had not sought to make draws against the $10 million liquidity facility of the Second Lien Facility.

Total fees of $11.6 million paid on March 10, 2004 have been capitalized and are being amortized using the interest method over the life of the credit facilities on a straight line basis to the extent no borrowings exist. Both facilities are secured by the assets of the Domestic Borrowers not otherwise pledged. The lien of the Second Lien Facility is junior to that of the First Lien Facility.

Also, CPIH and each of its domestic subsidiaries, which hold all of the assets and operations of the Company's international businesses (the "CPIH Borrowers") entered into a secured credit facility:

- The CPIH Revolving Credit Facility is secured by a first priority lien on the CPIH stock and substantially all of the CPIH Borrowers' assets not otherwise pledged, and consists of commitments for cash borrowings of up to $10 million for purposes of supporting the international businesses. The CPIH revolving credit facility has a maturity date of three years and to the extent drawn upon bears interest at the rate of either (i) 7% over a base rate with reference to either the Federal Funds rate, of the Federal Reserve System or Deutsche Bank's prime rate, or (ii) 8% over a formula Eurodollar rate, the applicable rate to be determined by CPIH (increasing by 2% over the then applicable rate in specified default situations). CPIH also paid a 2% upfront fee of $0.2 million, and will pay
      (i) a commitment fee equal to 0.5% per annum of the average daily calculation of available credit, and (ii) an annual agency fee of $30,000. As of March 31, 2004, CPIH had not sought to make draws on this facility.

The debt of the CPIH Borrowers is non-recourse to Covanta and its other domestic subsidiaries.

6.    OTHER LONG-TERM DEBT

Long-term debt (expressed in thousands of dollars) consisted of the following:

                                           SUCCESSOR         PREDECESSOR
                                         MARCH 31, 2004   DECEMBER 31, 2003
                                         --------------   -----------------
High yield notes                         $      205,190   $               -
CPIH term loan facility                          94,825                   -
Unsecured notes                                  36,500                   -
9.25% debentures due 2022                             -             100,000
Other long-term debt                             10,891              22,127
                                         --------------   -----------------
Total                                           347,406             122,127
Less amounts subject to compromise                    -            (110,485)
Less current portion of long term debt           (9,631)             (9,492)
                                         --------------   -----------------
Total                                    $      337,775   $           2,150
                                         ==============   =================

The Domestic Borrowers also issued the High Yield Notes and issued or will issue the Unsecured Notes.

      - The High Yield Notes are secured by a third priority lien in the same collateral securing the First Lien Facility and the Second Lien Facility. The High Yield Notes were issued in the initial principal amount of $205 million, which will accrete to $230 million at maturity in seven years. Interest is payable at a rate of 8.25% semi-annually on the basis of the principal at final maturity; no principal is due prior to maturity of the High Yield Notes.

      - Unsecured Notes in a principal amount of $4 million were issued on the effective date of the Reorganization Plan, and the Company expects to issue additional Unsecured Notes in a principal amount of between $30 and $35 million including additional Unsecured Notes that may be issued to holders of allowed claims against the Remaining Debtors if and when they emerge from bankruptcy. The final principal amount of all Unsecured Notes will be equal to the amount of allowed unsecured claims against the Company's operating subsidiaries which were reorganizing Debtors, and such amount will be determined when such claims are resolved through settlement or further proceedings in the Bankruptcy Court. The principal amount of unsecured notes indicated in the table above represents the expected liability upon completion of the claims process. Notwithstanding the date on which Unsecured Notes are issued, interest on the Unsecured Notes accrues from March 10, 2004. Interest is payable semi-annually on the Unsecured Notes at a rate of 7.5%; principal is paid annually beginning in March, 2006. The Unsecured Notes mature in eight years.

Also, the CPIH Borrowers entered into the following secured credit facility:

      - The CPIH Term Loan Facility of up to $95 million, secured by a second priority lien on the same collateral as the CPIH Revolving Credit Facility, and bears interest at 10.5% per annum, 6.0% of such interest to be paid in cash and the remaining 4.5% to be paid in cash to the extent available and otherwise payable by adding it to the outstanding principal balance. The interest rate increases to 12.5% per annum in specified default situations. The CPIH Term Loan Facility matures in three years.

The debt of the CPIH Borrowers is non-recourse to Covanta and its other domestic subsidiaries.

Covanta may issue tax notes in an aggregate principal amount equal to the aggregate amount of allowed priority tax claims with a maturity six years after the date of assessment. Interest will be payable semi-annually at the rate of four percent. Under the Reorganization Plan, the Company may pay the amount of such claims in cash. The Company does not expect the amount of such allowed priority tax claims to negatively affect its ability to implement its business plan.

The maturities on long-term debt including capital lease obligations, (expressed in thousands of dollars) at March 31, 2004 were as follows:

2004                   $   9,631
2005                          25
2006                       1,235
2007                      94,825
Later years              241,690
                       ---------

Total                    347,406
Less current portion      (9,631)
                       ---------

Total long-term debt   $ 337,775
                       =========

7.    PROJECT DEBT

Project debt (expressed in thousands of dollars) consisted of the following:

                                                             SUCCESSOR   PREDECESSOR
                                                             MARCH 31,   DECEMBER 31,
                                                               2004          2003
                                                             ---------   ------------
Revenue Bonds Issued by and Prime Responsibility of
Municipalities:
3.625-6.75% serial revenue bonds due 2005 through 2011       $ 306,843   $    287,320
5.0-7.0% term revenue bonds due 2005 through 2015              165,961        221,644
Adjustable-rate revenue bonds due 2006 through 2013            120,967        126,665
                                                             ---------   ------------

Total                                                          593,771        635,629
                                                             ---------   ------------

Revenue Bonds Issued by Municipal Agencies with Sufficient
Service Revenues Guaranteed by Third Parties:
5.25-8.9% serial revenue bonds due 2005 through 2008            24,006         47,260
                                                             ---------   ------------

Other Revenue Bonds:
4.7-5.5% serial revenue bonds due 2005 through 2015             72,515         71,820
5.5-6.7% term revenue bonds due 2014 through 2019               69,515         68,020
                                                             ---------   ------------

Total                                                          142,030        139,840
                                                             ---------   ------------

Other project debt                                              87,196        110,456
                                                             ---------   ------------

Total long-term project debt                                 $ 847,003      $ 933,185
                                                             =========   ============


Project debt associated with the financing of waste-to-energy facilities is generally arranged by municipalities through the issuance of tax-exempt and taxable revenue bonds. The category, "Revenue Bonds Issued by and Prime Responsibility of Municipalities," includes bonds issued with respect to projects owned by the Company for which debt service is an explicit component of the client community's obligation under the related service agreement. In the event that a municipality is unable to satisfy its payment obligations, the bondholders' recourse with respect to the Company is limited to the waste-to-energy facilities and restricted funds pledged to secure such obligations.

The category "Revenue Bonds Issued by Municipal Agencies with Sufficient Service Revenues Guaranteed by Third Parties" includes municipal bonds issued to finance two facilities for which contractual obligations of third parties to deliver waste ensure sufficient revenues to pay debt service, although such debt service is not an explicit component of the third parties' service fee obligations.

The category "Other Revenue Bonds" includes bonds issued to finance one facility for which current contractual obligations of third parties to deliver waste provide sufficient revenues to pay debt service related to that facility through 2011, although such debt service is not an explicit component of the third parties' service fee obligations. The Company anticipates renewing such contracts prior to 2011.

Payment obligations for the project debt associated with facilities owned by the Company are limited recourse to the operating subsidiary and non-recourse to the Company, subject to construction and operating performance guarantees and commitments. These obligations are secured by the revenues pledged under various indentures and are collateralized principally by a mortgage lien and a security interest in each of the respective facilities and related assets.

The maturities on long-term project debt (expressed in thousands of dollars) at March 31, 2004 were as follows:

2004                           $  64,525
2005                              93,696
2006                              99,904
2007                              98,183
2008                              98,048

Later years                      486,781
                               ---------
Total                          $ 941,137
Less current portion             (94,134)
                               ---------

Total long-term project debt   $ 847,003
                               =========

8.    INCOME TAXES

PREDECESSOR COMPANY

The provision for income taxes of $215.3 million for the period January 1, 2004 through March 10, 2004 consists of an income tax provision of $229.3 million related to the increase in carrying value of certain assets to fair value recorded in connection with the Company's adoption of fresh start accounting, and the gain on cancellation of pre-petition debt.

The effective tax rate for the period January 1, 2004 through March 10, 2004 differs from the federal statutory rate as the Company has established a valuation allowance against certain foreign net operating loss carry-forwards and certain other fresh start adjustments to reduce them to the amounts that will more likely than not be realized.

SUCCESSOR COMPANY

Included in the net deferred tax liability of the Successor Company is a deferred tax asset of $91.7 million related to Danielson Holdings Corporation NOLs that will be available to offset Covanta's taxable income.

Danielson reported in its Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC, that it expected to have NOLs estimated to be approximately $652 million for federal income tax purposes as of the end of 2003. Under a Tax Sharing Agreement between Covanta and Danielson, certain of Danielson's NOLs will be made available to offset the income tax liability of Covanta and its domestic subsidiaries (other than CPIH and its domestic subsidiaries, which are not consolidated for tax purposes). The NOLs will expire in various amounts beginning on December 31, 2004 through December 31, 2023, if not used. The amount of NOLs available to Covanta will be reduced by any taxable income generated by current members of Danielson's tax consolidated group. The Internal Revenue Service ("IRS") has not audited any of Danielson's tax returns.

If Danielson were to undergo an "ownership change" as such term is used in
Section 382 of the Internal Revenue Code, the use of its NOLs would be limited. Danielson will be treated as having had an "ownership change" if there is a more than 50% increase in stock ownership during a 3-year "testing period" by "5% stockholders". Danielson's Certificate of Incorporation contains stock transfer restrictions that were designed to help preserve Danielson's NOLs by avoiding an ownership change. The transfer restrictions were implemented in 1990, and Danielson expects that they will remain in-force as long as Danielson has NOLs. Danielson cannot be certain, however, that these restrictions will prevent an ownership change.

BANKRUPTCY EFFECT

In connection with the Debtors' emergence from bankruptcy, the Company realized a gain on the extinguishment of debt of $510.7 million. This gain will not be taxable since the gain resulted from the Company's reorganization under the Bankruptcy Code. However, for U.S. income tax reporting purposes, as of the beginning of its short taxable period ending December 31, 2004, the Company will be required to reduce certain tax attributes, including (a) net operating loss carry-forwards and (b) certain tax credit carry-forwards, equal to the gain on the extinguishment of debt. The reorganization of the company on the Effective Date constituted an ownership change under Section 382 of the Code, and the use of any of the Company's net operating loss carry-forwards and tax credit carry-forwards generated prior to the ownership change that are not reduced pursuant to these provisions will be subject to an overall annual limitation. The actual amount of reduction in tax attributes for U.S. income tax reporting purposes will not be determined until 2005 and is therefore not reflected in this note to the consolidated condensed financial statements.

9.    PENSION AND POST RETIREMENT BENEFITS

Net periodic defined benefit pension and post-retirement expense we as follows (in thousands of Dollars):

                                      Pension Benefits                  Other Benefits
                              For the period   For the period   For the period   For the period
                              March 11,2004    January 1,2004   March 11,2004    January 1,2004
                                 Through          Through          Through          Through
                              March 31,2004    March 10,2004    March 31,2004    March 10,2004
                              --------------   --------------   --------------   ---------------
Service cost                  $      484       $    1,431       $        -       $        -
Interest cost                        200              650               39              257

Expected Return on Assets           (137)            (450)               -                -
Amortization
        Prior Services cost            -              (35)               -                -
        (Gain)/Loss                    -              127                -              128
                              ----------       ----------       ----------       ----------
Net periodic benefit cost     $      547       $    1,723       $       39       $      385

The Company has recorded a pension plan liability equal to the amount that the present value of projected benefit obligations (using a discount rate of 5.75%) exceeded the fair value of pension plan assets at March 10, 2004 in accordance with the provisions of Statement of Financial Accounting Standards No. 141 "Business Combinations". The Company made contributions of $0.97 million to the plan in the three months ended March 31, 2004.

10.   BUSINESS SEGMENTS

The Company's reportable segments are: Domestic energy and water and International energy. The segment information for the prior year has been restated to conform with the current segments.

Covanta's two segments develop, operate and in some cases own, energy generating facilities that utilize a variety of fuels, as well as water and wastewater facilities that serves communities on a long-term basis.

Revenues and income (loss) from continuing operations by segment for the periods from March 11, 2004 through March 31, 2004, January 1, 2004 through March 10, 2004 and the three months ended March 31, 2003 (expressed in thousands of dollars) were as follows:

                                                                For the period     For the period
                                                                March 11, 2004     January 1, 2004       Three Months Ended
                                                               Through March 31,   Through March 10,          March 31,
                                                                     2004                2004                    2003
---------------------------------------------------------------------------------------------------------------------------
Revenues:
Domestic energy and water                                          $ 29,798            $ 107,696              $ 152,640
International energy                                                  9,178               35,536                 43,771
                                                                   --------            ---------              ---------

Total revenue                                                        38,976              143,232                196,411
                                                                   --------            ---------              ---------

Income (loss) from operations:
Domestic energy and water                                             4,736                5,828                 24,353
International energy                                                  3,184                8,299                 10,531
Corporate unallocated income
and expenses-net                                                     (2,476)               1,119                (13,083)
                                                                   --------            ---------              ---------

Operating income                                                      5,444               15,246                 21,801

Interest expense - net                                               (2,649)              (5,374)               (10,010)
Reorganization items                                                     --              (58,282)               (12,194)
Gain on cancellation of pre-petition debt                                --              510,680                     --
Fresh start adjustments                                                  --             (214,927)                    --
                                                                   --------            ---------              ---------

Income (loss) from continuing operations before income
taxes, minority interests, discontinued operations and the
cumulative effect of change in accounting principle                $  2,795            $ 247,343              $    (403)
                                                                   ========            =========              =========

11.  INVESTMENTS IN AND ADVANCES TO INVESTEES AND JOINT VENTURES

The following disclosure of unaudited results of operations and financial position are presented as required by the SEC's rules pursuant to Regulation S-X Rule 4-08(g) and 3-09 (expressed in thousands of dollars):

                                                                       HARIPUR BARGE
                                                     QUEZON POWER         PLANT
                                                  (THE PHILIPPINES)    (BANGLADESH)
                                                  -----------------    ------------
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2004:
Revenues                                               $ 51,128          $ 8,442
Operating income                                         23,328            4,950
Net income                                               13,679            2,113
Company's share of net income                             4,259              953

CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003:
Revenues                                               $ 45,657          $ 8,009
Operating income                                         22,085            4,968
Net income                                               12,172            1,788
Company's share of net income                             3,180              807

                                                                         HARIPUR BARGE
                                                       QUEZON POWER          PLANT
                                                    (THE PHILIPPINES)    (BANGLADESH)
                                                    -----------------    -------------
CONDENSED BALANCE SHEETS AT MARCH 31, 2004:
Current assets                                          $ 144,790         $ 26,046
Non-current assets                                        736,605           94,178
Total assets                                              881,395          120,224
Current liabilities                                        61,487           14,672
Non-current liabilities                                   496,823           60,200
Total liabilities                                         558,310           74,872

CONDENSED BALANCE SHEETS AT DECEMBER 31, 2003:
Current assets                                          $ 143,725         $ 29,974
Non-current assets                                        741,169           95,429
Total assets                                              884,894          125,403
Current liabilities                                        56,912           18,185
Non-current liabilities                                   496,700           63,900
Total liabilities                                         553,612           82,085

The Companies share of each of the net assets shown above is less than five percent of the Company's consolidated assets.

Investment in Unconsolidated Subsidiaries

The following table summarizes the results of operations for Covanta's six unconsolidated entities still in bankruptcy for the period March 10, 2004 through March 31, 2004 (in thousands).

CONDENSED STATEMENTS OF OPERATIONS
Revenues                                         $ 2,439
Operating income                                    (241)
Net income                                          (241)

12. EARNINGS (LOSS) PER SHARE:

                                            For the period January 1, 2004 through
                                                         March 10, 2004                For the Three Months Ended March 31, 2003
                                            ------------------------------------------------------------------------------------
       (In thousands of dollars except      Income (Loss)       Shares     Per share   Income (Loss)       Shares      Per share
            for per share amounts)           (Numerator)    (Denominator)    Amount     (Numerator)    (Denominator)     AMOUNT
                                            -------------   -------------  ---------   -------------   -------------   ---------
BASIC EARNINGS (LOSS)
PER SHARE:
Earnings (loss) to common stockholders      $      29,563          49,821  $    0.59   $     (2,781)          49,824   $   (0.06)
                                            =============   =============  =========   =============   =============   =========
Earnings (loss) from discontinued
  operations                                $           -          49,821  $       -   $      1,789           49,824   $    0.04
                                            =============   =============  =========   =============   =============   =========
Cumulative effect of change in accounting
  principles                                $           -          49,821  $       -   $     (8,538)          49,824   $   (0.17)
                                            =============   =============  =========   =============   =============   =========
Net income (loss)                           $      29,563          49,821  $    0.59   $     (9,530)          49,824   $   (0.19)
                                            =============   =============  =========   =============   =============   =========
Effect of Dilutive Securities:
   Stock options                                                       (A)                                        (A)
   Restricted stock                                                     3                                         (A)
   Convertible preferred stock                                        198                                         (A)
                                                                      ---
DILUTED LOSS
PER SHARE:
Earnings (loss) to common stockholders      $      29,563          50,022  $    0.59   $     (2,781)          49,824   $   (0.06)
                                            =============   =============  =========   =============   =============   =========
Earnings (loss) from discontinued
  operations                                $           -          50,022  $       -   $      1,789           49,824   $    0.04
                                            =============   =============  =========   =============   =============   =========
Cumulative effect of change in accounting
  principles                                $           -          50,022  $       -   $     (8,538)          49,824   $   (0.17)
                                            =============   =============  =========   =============   =============   =========
Net income (loss)                           $      29,563          50,022  $    0.59   $     (9,530)          49,824   $   (0.19)
                                            =============   =============  =========   =============   =============   =========

(A) Antidilutive

Basic earnings per common share was computed by dividing net loss, reduced by preferred stock dividends, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, restricted stock and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends. Outstanding stock options to purchase common stock with an exercise price greater than the average market price of common stock were not included in the computation of diluted earnings per share. The balance of such options were 3,310,002 and 3,310,002 for the periods ended March 10, 2004 and March 31, 2003, respectively. Shares of common stock to be issued, assuming conversion of convertible preferred stock, the 6% convertible debentures, the 5 3/4% convertible debentures, stock options and unvested restricted stock issued to employees and directors were not included in computation of diluted earnings per share as to do so would have been antidilutive.

The common stock so excluded from the calculation was 2,175,000 for the period January 1, 2004 through March 10, 2004 and in the first quarter of 2003 for the 6% convertible debentures; 1,524,000 for the period January 1, 2004 through March 10, 2004 and the first quarter of 2003 for the 5 3/4% convertible debentures; 0 for the period January 1, 2004 through March 10, 2004 and the first quarter of 2003 for stock options, 198,000 and 198,000 for the period January 1, 2004 through March 10, 2004 and the first quarter of 2003, respectively, for convertible preferred stock; and 22,000 and 22,000 for the period January 1, 2004 through March 10, 2004 and the first quarter of 2003, respectively, for unvested restricted stock issued to employees.

All shares of common stock, and options with respect to common stock, were cancelled in connection with the Company's emergence from bankruptcy.

13. SPECIAL CHARGES

As a result of the decisions discussed below, the Company has incurred various expenses, described as special charges, which have been recognized in its continuing and discontinued operations. The following is a summary of the principal special charges (both cash and non-cash charges) recognized in the stub period ended March 10, 2004 and the periods ended March 31, 2004 and 2003 (expressed in thousands of dollars):

                                                                                  Transferred to
                                           Balance at                   Amounts     Liabilities    Balance at
                                             March 10,    Charges for   Paid In     subject to     March 31,
                                              2004        Operations      2004      compromise       2004
                                           ------------   -----------   -------   --------------   ----------
2004
Severance for approximately
   216 New York city employees             $        988   $         -   $  (220)  $            -   $      768
Severance for approximately
   60 Employees terminated post petition             34             -        (6)               -           28
Key employee retention plan                         985             -      (985)               -            -
Office closure costs                                  -             -         -                -            -
                                           ------------   -----------   -------   --------------   ----------
Total                                      $      2,007   $         -   $(1,211)  $            -   $      796
                                           ============   ===========   =======   ==============   ==========

                                                                                  Transferred to
                                           Balance at                   Amounts     Liabilities    Balance at
                                           December 31,   Charges for   Paid In     subject to     March 10,
                                              2003        Operations      2004      compromise       2004
                                           ------------   -----------   -------   --------------   ----------
2004
Severance for approximately
   216 New York city employees             $      1,470   $   (312)(A)  $ ( 170)  $            -   $      988
Severance for approximately
   60 Employees terminated post petition            277       (239)(A)       (4)               -           34
Key employee retention plan                       1,425       (440)(A)        -                -          985
Office closure costs                                518          -          (48)            (470)           -
                                           ------------   ---------     -------   --------------   ----------
Total                                      $      3,690   $   (991)     $  (222)  $         (470)  $    2,007
                                           ============   =========     =======   ==============   ==========

                                                                                  Transferred to
                                           Balance at                   Amounts     Liabilities    Balance at
                                           December 31,   Charges for   Paid In     subject to     March 31,
                                              2002        Operations      2003      compromise       2003
                                           ------------   -----------   -------   --------------   ----------
2003
Severance for approximately
   216 New York city employees             $      1,600   $         -   $   (15)  $            -   $    1,585
Severance for approximately
   80 energy employees                            2,500             -       (48)          (2,452)           -
Severance for approximately
   60 Employees terminated post petition          4,350             -    (1,037)               -        3,313
Key employee retention plan                         700           600         -                -        1,300
Contract termination settlement                     400             -         -                -          400
Office closure costs                              1,200             -         -                -        1,200
                                           ------------   -----------   -------   --------------   ----------
Total                                      $     10,750   $       600   $(1,100)  $       (2,452)  $    7,798
                                           ============   ===========   =======   ==============   ==========

(A) Reflects adjustments to reconcile to Bankruptcy Court approved amount at March 10, 2004.


14.   COMMITMENTS AND CONTINGENT LIABILITIES

At March 31, 2004, capital commitments amounted to $11.2 million for normal maintenance and replacement in Domestic energy and water. Other capital commitments for Domestic energy and water and International energy as of March 31, 2004 amounted to approximately $11.9 million. This amount includes a commitment to pay $10.6 million in 2009 for a service contract extension at an energy facility. In addition, this amount includes a commitment to contribute $1.3 million in capital to an investment in a waste-to-energy facility in Italy, which is expected to be contributed in late 2004.

Covanta and certain of its subsidiaries have issued or are party to performance bonds and guarantees and related contractual obligations undertaken mainly pursuant to agreements to construct and operate certain energy facilities.

The surety bonds relate to performance under its waste water treatment operating contracts ($8.5 million), possible closure costs for various energy projects when such projects cease operating ($10.8 million) and to energy businesses that have been sold and related surety bonds ($1.2 million) are expected to be cancelled in 2004.

The Company is party to a number of other claims, lawsuits and pending actions, most of which are routine and all of which are incidental to its business. The Company assesses the likelihood of potential losses on an ongoing basis and when losses are considered probable and reasonably estimable, records as a loss an estimate of the ultimate outcome. If the Company can only estimate the range of a possible loss, an amount representing the low end of the range of possible outcomes is recorded. The final consequences of these proceedings are not presently determinable with certainty.

Generally claims and lawsuits against the Debtors emerging from bankruptcy upon consummation of the DHC Transaction arising from events occurring prior to their respective Petition Dates have been resolved pursuant to the Reorganization Plan, and have been discharged pursuant to the March 5, 2004 order of the Bankruptcy Court which confirmed the Reorganization Plan. However, to the extent that claims are not dischargeable in bankruptcy, such claims may not be discharged. For example, the claims of certain persons who were personally injured prior to the Petition Date but whose injury only became manifest thereafter may not be discharged pursuant to the Reorganization Plan.

Environmental Matters

The Company's operations are subject to the environmental regulatory laws and the environmental remediation laws. Although the Company's operations are occasionally subject to proceedings and orders pertaining to emissions into the environment and other environmental violations, which may result in fines, penalties, damages or other sanctions, the Company believes that it is in substantial compliance with existing environmental laws and regulations.

The Company may be identified, along with other entities, as being among parties potentially responsible for contribution to costs associated with the correction and remediation of environmental conditions at disposal sites subject to CERCLA and/or analogous state laws. In certain instances, the Company may be exposed to joint and several liability for remedial action or damages. The Company's ultimate liability in connection with such environmental claims will depend on many factors, including its volumetric share of waste, the total cost of remediation, the financial viability of other companies that also sent waste to a given site and, in the case of divested operations, its contractual arrangement with the purchaser of such operations. Generally such claims arising prior to the Petition Date were resolved in and discharged by the Chapter 11 Cases.

On September 15, 2003, the Environmental Protection Agency (the "EPA") issued a "General Notice Letter" identifying Covanta as among 41 potentially responsible parties ("PRPs") with respect to the Diamond Alkali Superfund Site/"Lower Passaic River Project." The EPA alleges that the PRPs are liable for releases or potential releases of hazardous substances to a 17 mile segment of the Passaic River, located in northern New Jersey, and requests the PRPs' participation as "cooperating parties" with respect to the funding of a five to seven year study to determine an environmental remedial and restoration program. The Company has informed the EPA that it was a Debtor, the EPA did not file a proof of claim, and the Company believes that its liability, if any, was discharged under the Reorganization Plan. On March 5, 2004, one PRP did file a motion in the Bankruptcy Court for leave to file a late proof of claim, but subsequently withdrew that motion. No other proofs of claim have been filed relating to this matter. The allegations as to Covanta relate to discontinued, non-energy operations.

In 1985, Covanta sold its interests in several manufacturing subsidiaries, some of which allegedly used asbestos in their manufacturing processes, and one of which was Avondale Shipyards, now a subsidiary of Northrop Grumman Corporation. Some of these former subsidiaries have been and continue to be parties to asbestos-related litigation. In 2001, Covanta was named a party, with 45 other defendants, to one such case. Before the First Petition Date, Covanta had filed for its dismissal from the case. Also, eleven proofs of claim seeking unliquidated amounts have been filed against Covanta in the Chapter 11 Cases based on what appears to be purported asbestos-related injuries that may relate to the operations of former Covanta subsidiaries. Covanta believes that these claims lack merit and has filed objections to them, and plans to object vigorously to such claims if necessary to resolve them.

The potential costs related to the following matters and the possible impact on future operations are uncertain due in part to the complexity of governmental laws and regulations and their interpretations, the varying costs and effectiveness of cleanup technologies, the uncertain level of insurance or other types of recovery and the questionable level of the Company's responsibility. Although the ultimate outcome and expense of any litigation, including environmental remediation, is uncertain, the Company believes that the following proceedings will not have a material adverse effect on the Company's consolidated financial position or results of operations.

      1. On June 8, 2001, the EPA named the Company's wholly-owned subsidiary, Ogden Martin Systems of Haverhill, Inc., now known as Covanta Haverhill, Inc., as one of 2,000 PRPs at the Beede Waste Oil Superfund Site, Plaistow, New Hampshire in connection with alleged waste disposal by PRPs on this site. On January 9, 2004, the EPA signed its Record of Decision with respect to the cleanup of the site. According to the EPA, the costs of response actions incurred as of January 2004 by the EPA and the State of New Hampshire total approximately $19 million, and the estimated cost to implement the remedial alternative selected in the Record of Decision is an additional $48 million. Covanta Haverhill, Inc. is participating in PRP group discussions towards settlement of the EPA's claims and will continue to seek a negotiated resolution of this matter. Although Covanta Haverhill, Inc.'s share of liability, if any, cannot be determined at this time as a result of uncertainties regarding the source and scope of contamination, the large number of PRPs and the varying degrees of responsibility among various classes of PRPs, the Company believes that based on the amount of materials Covanta Haverhill, Inc. sent to the site, any liability will not be material. Covanta Haverhill, Inc. was not a Debtor.

      2. On May 25, 2000 the California Regional Water Quality Control Board, Central Valley Region, issued a cleanup and abatement order to Pacific-Ultrapower Chinese Station ("Chinese Station"), a general partnership in which one of Covanta's subsidiaries owns 50% and which owns and operates an independent power project in Jamestown, California which uses waste wood as a fuel. The order is in connection with the partnership's neighboring property owner's use of ash generated by Chinese Station's plant. Chinese Station completed the cleanup in mid-2001 and submitted its Clean Closure Report to the Water Quality Control Board on November 2, 2001. The Board and other state agencies continue to investigate alleged civil and criminal violations associated with the management of the material. The partnership believes it has valid defenses, and a petition for review of the order is pending. Settlement discussions in this matter are underway. Based on penalties proposed by the Board, the Company believes that this matter can be resolved in amounts that will not be material to the Company taken as a whole. Chinese Station and Covanta's subsidiary that owns a partnership interest in Chinese station were not Debtors.

Other Matters

      1. In late 2000, Lake County, Florida commenced a lawsuit in Florida state court against Covanta Lake, Inc. (now merged with Covanta Lake II, Inc., ("Covanta Lake")) which also refers to its merged successor, as defined below) relating to the waste-to-energy facility operated by Covanta in Lake County, Florida (the "Lake Facility"). In the lawsuit, Lake County sought to have its Service Agreement with Covanta Lake declared void and in violation of the Florida Constitution. That lawsuit was stayed by the commencement of the Chapter 11 Cases. Lake County subsequently filed a proof of claim seeking in excess of $70 million from Covanta Lake and Covanta.

            On June, 20, 2003, Covanta Lake filed a motion with the Bankruptcy Court seeking entry of an order (i) authorizing Covanta Lake to assume, effective upon confirmation of a plan of reorganization for Covanta Lake, its Service Agreement with Lake County, (ii) finding no cure amounts due under the Service Agreement, and (iii) seeking a declaration that the Service Agreement is valid, enforceable and constitutional, and remains in full force and effect. Contemporaneously with the filing of the assumption motion, Covanta Lake filed an adversary complaint asserting that Lake County is in arrears to Covanta Lake in the amount of more than $8.5 million. Shortly before trial commenced in these matters, the Company and Lake County reached a tentative settlement calling for a new agreement specifying the parties' obligations and restructuring of the project. That tentative settlement and the proposed restructuring will involve, among other things, termination of the existing Service Agreement and the execution of a new waste disposal agreement which shall provide for a put-or-pay obligation on Lake County's part to deliver 163,000 tons per year of acceptable waste to the Lake Facility and a different fee structure; a replacement guarantee from Covanta in a reduced amount; the payment by Lake County of all amounts due as "pass through" costs with respect to Covanta Lake's payment of property taxes; the payment by Lake County of a specified amount in each of 2004, 2005 and 2006 in reimbursement of certain capital costs; the settlement of all pending litigation; and a refinancing of the existing bonds.

            The Lake settlement is contingent upon, among other things, receipt of all necessary approvals, as well as a favorable outcome to the Company's pending objection to the proof of claims filed by F. Browne Gregg, a third-party claiming an interest in the existing Service Agreement that would be terminated under the proposed settlement. On November 3-5, 2003, the Bankruptcy Court conducted a trial on Mr. Gregg's proofs of claim. At issue in the trial was whether Mr. Gregg is entitled to damages as a result of Covanta Lake's proposed termination of the existing Service Agreement and entry into a waste disposal agreement with Lake County. As of May 1, 2004, the Bankruptcy Court had not ruled on the Company's claims objections. Based on the foregoing, the Company determined not to propose a plan of reorganization or plan of liquidation for Covanta Lake, and instead that Covanta Lake should remain a debtor-in-possession after the effective date of the Reorganization Plan.

            To emerge from bankruptcy without uncertainty concerning potential claims against Covanta related to the Lake Facility, Covanta has rejected its guarantees of Covanta's obligations relating to the operation and maintenance of the Lake Facility. The Company anticipates that if a restructuring is consummated, Covanta may at that time issue new parent guarantees in connection with that restructuring and emergence from bankruptcy.

            Depending upon the ultimate resolution of these matters with Mr. Gregg and the County, Covanta Lake may determine to assume or reject one or more executory contracts related to the Lake Facility, terminate the Service Agreement with Lake County for its breaches and default and pursue litigation against Lake County and/or Mr. Gregg. Based on this determination, the Company may reorganize or liquidate Covanta Lake. Depending on how Covanta Lake determines to proceed, creditors of Covanta Lake may receive little or no recovery on account of their claims.

      2. During 2003 Covanta Tampa Construction, Inc. ("CTC") completed construction of a 25 million gallon per day desalination-to-drinking water facility under a contract with Tampa Bay Water ("TBW") near Tampa, Florida. Covanta Energy Group, Inc., guaranteed CTC's performance under its construction contract with TBW. A separate subsidiary, Covanta Tampa Bay, Inc entered into a contract with TBW to operate the Tampa Water Facility after construction and testing is completed by CTC.

            As construction of the Tampa Water Facility neared completion, the parties had material disputes between them, primarily relating to
            (i) whether CTC has satisfied acceptance criteria for the Tampa Water Facility; (ii) whether TBW has obtained certain permits necessary for CTC to complete start-up and testing, and for Covanta Tampa Bay ("CTB") to subsequently operate the Tampa Water Facility;
            (iii) whether influent water provided by TBW for the Tampa Water Facility is of sufficient quality to permit CTC to complete start-up and testing, or to permit CTB to operate the Tampa Water Facility as contemplated and (iv) if and to the extent that the Tampa Water Facility cannot be optimally operated, whether such shortcomings constitute defaults under CTC's agreements with TBW.

            In October 2003, TBW issued a default notice to CTC, indicated that it intended to commence arbitration proceedings against CTC, and further indicated that it intended to terminate CTC's construction agreement. As a result, on October 29, 2003, CTC filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in order to, among other things, prevent attempts by TBW to terminate the construction agreement between CTC and TBW. On November 14, 2003, TBW commenced an adversary proceeding against CTC and filed a motion seeking a temporary restraining order and preliminary injunction directing that possession of the Tampa Water Facility be turned over to TBW. On November 25, 2003, the Bankruptcy Court denied the motion for a temporary restraining order and preliminary injunction and ordered, among other things, that the parties attempt to resolve their disputes in a non-binding mediation.

            In February 2004 the Company and TBW reached a tentative compromise of their disputes which has been approved by the Bankruptcy Court, subject to definitive documentation, and confirmation of an acceptable plan of reorganization for CTC and CTB, which were not included in the Reorganization Plan. Under that tentative compromise, all contractual relationships between the Company and TBW will be terminated, CTC will operate the facility in "hot stand-by" for a limited period of time, and the responsibility for optimization and operation of the Tampa Water Facility will be transitioned to a new, non-affiliated operator. In addition, TBW will pay $4.95 million to or for the benefit of CTC, of which up to $550,000 is earmarked for the payment of claims under the subcontracts previously assigned by the Company to TBW. The settlement funds ultimately would be distributed to creditors and equity holders of CTC and CTB pursuant to a plan of reorganization for CTC. As a result of the foregoing, the Company determined not to include CTC and CTB in the Reorganization Plan or Liquidation Plan, and instead that CTC and CTB should remain debtor-in-possessions after the effective date of the Reorganization Plan, and that separate plans of reorganization subsequently would be proposed for CTC and CTB. In April, 2004, CTC and CTB filed a plan of reorganization as contemplated by the settlement. It is anticipated that the Bankruptcy Court will schedule a hearing in July, 2004 at which the Court will consider confirmation of such plan of reorganization.

            If the parties are unable to resolve their differences consensually, and depending upon, among other things, whether the parties are able to successfully effect the settlement described above, CTC and CTB may, among other things, commence additional litigation against TBW, attempt to assume or reject one or more executory contracts related to the Tampa Water Facility, or propose different liquidating plans and/or plans of reorganization for CTB and/or CTC. In such an event, creditors of CTC and CTB may receive little or no recovery on account of their claims.

15. RELATED PARTIES

      1. In order to finance its acquisition of Covanta, Danielson entered into a note purchase agreement with SZ Investments, LLC, Third Avenue Trust (on behalf of Third Avenue Value Fund Series), and D.E. Shaw Laminar Portfolios, LLC (together, the "Bridge Lenders"). Under the note purchase agreement, the Bridge Lenders agreed to arrange for the Second Lien Facility described above in Note 5. Covanta paid a fee shared by the Bridge Lenders, among others, to the agent bank for the Second Lien Facility.

      2. Danielson and Covanta have entered into a corporate services agreement, pursuant to which Danielson provides, at Covanta's expense, certain administrative and professional services.

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